UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934
AquaMed Technologies, Inc.

(Exact name of Registrant as specified in its charter)
Delaware	26-4042544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2150 Cabot Boulevard, West Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 702-8550
Securities to be registered pursuant to Section 12(b) of the Act: None
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Our information statement (the “Information Statement”) is filed as Exhibit 99.1 to this Registration Statement on Form 10 and is incorporated by reference herein. The cross-reference sheet below identifies where the items required by Form 10 can be found in the Information Statement.
Item 1. Business
The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “The Transactions,” “Our Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management,” and “Where You Can Find More Information.”
Item 1A. Risk Factors
The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”
Item 2. Financial Information
The information required by this item is contained under the sections of the Information Statement entitled “Summary Historical Financial Data,” “Capitalization,” “Selected Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Item 3. Properties
The information required by this item is contained under the section of the Information Statement entitled “Our Business—Properties.”
Item 4. Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”
Item 5. Directors and Executive Officers
The information required by this item is contained under the section of the Information Statement entitled “Management of the Company Following the Transactions.”
Item 6. Executive Compensation
The information required by this item is contained under the section of the Information Statement entitled “Executive Compensation.”
Item 7. Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections of the Information Statement entitled “Management of the Company Following the Transactions” and “Certain Relationships and Related Party Transactions.”
Item 8. Legal Proceedings
The information required by this item is contained under the section of the Information Statement entitled “Our Business—Legal Proceedings.”

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “The Transactions,” “The Asset Contribution and Separation Agreement and Ancillary Agreements,” “Dividend Policy,” “Capitalization,” and “Description of Our Capital Stock.”
Item 10. Recent Sales of Unregistered Securities
None.
Item 11. Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors—Risks Relating to Our Common Stock and Capital Structure,” “The Transactions,” “The Asset Contribution and Separation Agreement and Ancillary Agreements,” “Dividend Policy” and “Description of Our Capital Stock.”
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock—Limitation on Liability and Indemnification of Directors and Executive Officers.”
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the section of the Information Statement entitled titled “Index to Financial Statements” and the financial statements referenced therein.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Not applicable.
Item 15. Financial Statements and Exhibits
(a)
Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements” and the financial statements referenced therein.
(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated November 27, 2018, by and among AquaMed Technologies, Inc., TO Pharmaceuticals, LLC and AQ TOP, LLC (incorporated by reference to Exhibit 2.1 to Alliqua BioMedical Inc.’s Form 8-K, filed with the SEC on November 28, 2018)*
2.2	Amendment No. 1, dated January 8, 2019 to Agreement and Plan of Merger (incorporated by reference to Exhibit 2.8 to Alliqua BioMedical Inc.’s Form 10-K, filed with the SEC on February 22, 2019)
2.3	Asset Contribution and Separation Agreement, dated as of May 3, 2019, by and between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc.*
2.4	Tax Matters Agreement, dated as of May 3, 2019, by and between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc.*

Exhibit Number	Exhibit Description
2.5	Form of Bill of Sale and Assignment and Assumption Agreement between AlliquaBioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.5 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)
2.6	Amendment No. 2, dated April 19, 2019, to Agreement and Plan of Merger (incorporated by reference to Exhibit 2.6 to Amendment No. 3 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on April 19, 2019)
3.1	Certificate of Incorporation of AquaMed Technologies, Inc. (as currently in effect) (incorporated by reference to Exhibit 3.1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1,
filed with the SEC on January 1, 2019)
3.2	Certificate of Amendment to Certificate of Incorporation of AquaMed Technologies, Inc.
(incorporated by reference to Exhibit 3.2 to AquaMed Technologies, Inc.’s Registration Statement
on Form S-1, filed with the SEC on January 1, 2019)
3.3	Form of Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)
3.4	Bylaws of AquaMed Technologies, Inc. (as currently in effect) (incorporated by reference to Exhibit 3.4 AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on January 1, 2019)
3.5	Form of Amended and Restated Bylaws of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)
10.1	Assignment and Amended and Restated Lease, dated as of January 25, 2002, by and between 2150 Cabot LLC, Embryo Development Corporation and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on January 1, 2019)
10.2	Amendment to Lease, dated as of February 23, 2007, by and between 2150 Cabot LLC and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.2 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on January 1, 2019)
10.3	Third Amendment to Lease, dated as of February 27, 2009, by and between Exeter 2150 Cabot, L.P and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.3 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on January 1, 2019)
10.4	Assignment and Assumption of Lease Agreement, dated as of February 27, 2009, by and among
Exeter 2150 Cabot, L.P, Hydrogel Design Systems, Inc. and AquaMed Technologies, Inc.
(incorporated by reference to Exhibit 10.4 to AquaMed Technologies, Inc.’s Registration
Statement on Form S-1, filed with the SEC on January 1, 2019)
10.5	Fourth Amendment to Lease, dated as of July 24, 2013, by and between Exeter 2150 Cabot, L.P and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 10.4 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on January 1, 2019)
10.6	Form of 2019 Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)
10.7	Form of Incentive Option Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)
10.8	Form of Nonqualified Stock Option Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)

Exhibit Number	Exhibit Description
10.9	Form of Restricted Stock Award Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on March 12, 2019)
21.1	List of Subsidiaries of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 21.1 to AquaMed Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on January 9, 2019)
99.1	Preliminary Information Statement of AquaMed Technologies, Inc., dated June 14, 2019

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
AQUAMED TECHNOLOGIES, INC.
By:	/s/ DAVID I. JOHNSON
	Name:	David I. Johnson
	Title:	Chief Executive Officer
Date: June 14, 2019